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                   [CHECK TECHNOLOGY CORPORATION LETTERHEAD]



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                                                          FOR IMMEDIATE RELEASE
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NEWS RELEASE

                                                                    EXHIBIT 99.0






                     CHECK TECHNOLOGY ANNOUNCES AGREEMENT TO
                       ACQUIRE DELPHAX SYSTEMS FROM XEROX

  TRANSACTION WILL PROVIDE OWNERSHIP OF KEY TECHNOLOGY AND ENTRY TO NEW MARKETS

MINNEAPOLIS, DECEMBER 3, 2001 -- Check Technology Corporation (Nasdaq:CTCQ), announced today that it has signed a definitive purchase agreement with Xerox Corporation (NYSE:XRX) to acquire the North American assets of Delphax Systems, a Xerox company, in a cash transaction. Specific financial terms will be disclosed at closing, which is expected in late December. Located in Toronto, Ontario, Delphax employs more than 200 people in the development, manufacture and distribution of print engines, print management software and a range of digital printing systems incorporating the company's proprietary electron-beam imaging technology. Delphax supplies the sophisticated high-speed Gemini print engine that drives Check Technology's flagship product, the Imaggia(R) advanced digital document production system.

In addition to giving Check Technology ownership of its core print engine technology and associated expertise, the acquisition is expected to add, after eliminations, approximately $30 million to the company's fiscal 2002 revenues and over $3.0 million in earnings before interest, taxes and depreciation.

"This is a most significant event in our company's history," said Jay Herman, Check Technology's chairman and chief executive officer. "It not only strengthens our position in our served markets, but it represents a giant step in implementing our strategic plan for increasing our opportunities for market penetration beyond the check and financial document segment and enlarging our revenue base.

"A major element of our business plan is to increase our installed equipment base and generate a steady and growing stream of service revenue that, over time, will far outweigh revenue from the sale of equipment itself. The combination with Delphax will move us much closer to that objective, while fundamentally strengthening our position as a global provider of digital imaging solutions for specialized printing and publishing."

Minneapolis-based Check Technology has approximately 225 employees worldwide. The company reported revenues of $42.8 million for the year ended September 30, 2001, up 49 percent from the prior year--an increase driven primarily by the growing sales of the Imaggia digital printing system.

The transaction, which will be financed in its entirety through a bank credit facility, is subject to Canadian regulatory approval.

"The combination of Check Technology and Delphax is an example of vertical integration at its best - a superb fit, a logical progression in a strong and successful working relationship as customer and supplier," Herman said. "It is a relationship that spans two decades, beginning with the creation of the product that launched Check Technology - the Checktronic(R) - and continuing with the development of the Imaggia, which offers the world's fastest cut-sheet printing capability. Imaggia's speed and versatility are made possible by the proprietary electron-beam imaging technology of the Delphax Gemini print engine.


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NEWS RELEASE


"The companies' product lines are highly complementary, and this agreement will strengthen our presence in our currently served markets, as well as propel our expansion into new markets. The products provided by Delphax will enable us to offer both new and existing customers a wider range of digital imaging solutions to fulfill their print production requirements."

Check Technology will assume responsibility for the sale of Delphax manufactured products and expects to transition service for most customers to its own service programs over the next 12 months.

Check Technology Corporation will discuss the acquisition and related strategy in a conference call for investors and analysts scheduled for Tuesday, December 4, 2001, at 10 a.m. central time. To participate in the conference call, please call toll-free 1-800-633-8298 shortly before 10 a.m. central time--ask for the CHECK TECHNOLOGY conference call or the call leader, ROB BARNISKIS.

To listen to a taped rebroadcast of the conference call, call toll-free 1-800-633-8284 and enter reservation number 20053367, or visit the company's website at WWW.CHECKTECHNOLOGY.COM.

About Check Technology Corporation. Founded in 1981, Check Technology Corporation is a global leader in the design, manufacture and delivery of advanced print-production systems for financial, security, forms and commercial printers worldwide. The Company currently has more than 450 systems installed and does business in more than 50 countries. Headquartered in Minneapolis, with offices in the United Kingdom and France, the Company's common stock is publicly traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol: CTCQ. Additional information is available on the Company's website at WWW.CHECKTECHNOLOGY.COM.

Statements made in this release concerning the Company's or management's expectations about future results or events are "forward-looking statements." Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the Company's current expectations is contained in the Company's periodic filings with the Securities and Exchange Commission.

CONTACTS:

Rob Barniskis                               Tom Langenfeld
Chief Financial Officer                     BlueFire Partners, Inc.
Check Technology Corporation                (for Check Technology Corporation)
(952) 939-9000, Ext. 208                    (612) 344-1038
investor@checktechnology.com                langenfeld@bluefirepartners.com

Bruce Malmgren                              Julia Nelson
Vice President Sales and Marketing          BlueFire Partners, Inc.
Check Technology Corporation                (for Check Technology Corporation)
(952) 939-9000, Ext. 215                    (612) 344-1017
bmalmgren@checktechnology.com               jnelson@bluefirepartners.com

M.H. (Bill) Kuhn                            Bill McKee
Vice President of Customer Service          Public Relations
Check Technology Corporation                Xerox Corporation
(952) 939-9000, Ext. 380                    (585) 423-4476
bkuhn@checktechnology.com                   bill.mckee@usa.xerox.com


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